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                                                                   EXHIBIT 3(ii)

                           Certificate of Secretary of
                      California Micro Devices Corporation
                            Re: Amendment of By-Laws

     I, the undersigned, do hereby certify that:

     1. I am the duly elected and acting Secretary of California Micro Devices Corporation, a California corporation (the "Company"); and

     2. In a resolution unanimously adopted by the board of directors of the Company at its duly held May 13, 2002, special meeting, the bylaw adopted on January 13, 1987, relating to indemnification was replaced by the attached bylaw as to all persons who are currently serving or who in the future may serve as an "Agent" of the Company as defined in such bylaw to be effective as to each such person as of the date such service began.

Dated Effective:  May 13, 2002                    /s/ STEPHEN M. WURZBURG
                                                  -----------------------
                                                  Stephen M. Wurzburg, Secretary





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                                   Article IX

                     Indemnity of Officers, Directors, etc.

     1. Action, Etc. Other than by Right of the Corporation. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the corporation to procure a judgment in its favor) by reason of the fact that such person is or was an Agent of the corporation, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such proceeding if such person acted in good faith and in a manner such person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of such person was unlawful. The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in the best interests of the corporation or that the person had reasonable cause to believe that the person's conduct was unlawful.

     2. Action, Etc., By or in the Right of the Corporation. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was an Agent of the corporation, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action if such person acted in good faith, in a manner such person believed to be in the best interests of the corporation and its shareholders; except that no indemnification shall be made under this Article IX(b) for any of the following:

     a. In respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation in the performance of such person's duty to the corporation and its shareholders, unless and only to the extent that the court in which such proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for the expenses which such court shall determine;

     b. Of amounts paid in settling or otherwise disposing of a pending action without court approval; or

     c. Of expenses incurred in defending a pending action which is settled or otherwise disposed of without court approval.

     3. Determination of Right of Indemnification. Any indemnification under
Article IX(a) and Article IX(b) shall be made by the corporation only if authorized in the specific case, upon a determination that indemnification of the Agent is proper in the circumstances because that Agent has met the applicable standard of conduct set forth above in Article IX(a) and Article IX(b) by any of the following:

     a. A majority vote of a quorum consisting of directors who are not parties to such proceeding;


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     b.   If such a quorum of directors is not obtainable, by independent legal counsel in a written opinion;

     c. Approval of the shareholders by the affirmative vote of a majority of the shares entitled to vote represented at a duly held meeting at which a quorum is present or by the written consent of shareholders as provided in Article III, Section 7, with the shares owned by the person to be indemnified not being entitled to vote thereon; or

     d. The court in which such proceeding is or was pending upon application made by the corporation or its Agent or attorney or other person rendering services in connection with the defense, whether or not such application by the Agent, attorney or other person is opposed by the corporation.

     4. Advances of Expenses. Expenses (including attorneys' fees), costs, and charges incurred in defending any proceeding shall be advanced by the corporation prior to the final disposition of such proceeding upon receipt of an undertaking by or on behalf of the Agent to repay such amount if it shall be determined ultimately that the Agent is not entitled to be indemnified as authorized in this Article IX.

     5. Indemnification Against Expenses of Successful Party. Notwithstanding the other provisions of this Article IX, to the extent that an Agent has been successful on the merits in a defense of any proceeding, claim, issue or matter referred to in Article IX(a) and Article IX(b), such Agent shall be indemnified against all expenses actually and reasonably incurred by the Agent in connection therewith.

     6. Right of Agent to Indemnification Upon Application; Procedure Upon Application. Any indemnification provided for in Article IX(a), (b), or (e) shall be made no later than ninety (90) days after the corporation is given notice of request by Agent, provided that such request is made after final adjudication, dismissal, or settlement unless an appeal is filed, in which case the request is made after the appeal is resolved (hereafter referred to as "Final Disposition"). Upon such notice, if a quorum of directors who were not parties to the action, suit, or proceeding giving rise to indemnification is obtainable, the corporation shall within two (2) weeks call a Board of Directors meeting to be held within four (4) weeks of such notice, to make a determination as to whether the Agent has met the applicable standard of conduct. Otherwise, if a quorum consisting of directors who were not parties in the relevant action, suit, or proceeding is not obtainable, the corporation shall retain (at the corporation's expense) independent legal counsel chosen either jointly by the corporation and Agent or else by corporation counsel within two (2) weeks to make such determination. If (1) at such directors meeting such a quorum is not obtained or, if obtained, refuses to make such determination or (2) if such legal counsel is not so retained or, if retained, does not make such determination within four (4) weeks, then the Board of Directors shall cause a shareholders meeting to be held within four (4) weeks to make such a determination.

     If notice of a request for payment of a claim under these bylaws, under any statute, under any provision of any agreement with the corporation, or under the corporation's articles of incorporation providing for indemnification or advance of expenses has been given to the corporation by Agent, and such claim is not paid in full by the corporation within ninety (90)

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days of the later to occur of the giving of such notice or Final Disposition in case of indemnification, and twenty (20) days of the giving of such notice in case of advance of expenses, Agent may, but need not, at any time thereafter bring an action against the corporation to receive the unpaid amount of the claim or the expense advance and, if successful, Agent shall also be paid for the expenses (including attorneys' fees) of bringing such action. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in connection with any action, suit, or proceeding in advance of its Final Disposition) that Agent has not met the standards of conduct which make it permissible under applicable law for the corporation to indemnify Agent for the amount claimed, and Agent shall be entitled to receive interim payment of expenses pursuant to Article IX(d) unless and until such defense may be finally adjudicated by court order or judgment from which no further right of appeal exists. Neither the failure of the corporation (including its Board of Directors, independent legal counsel, or its shareholders) to have made a determination that indemnification of Agent is proper in the circumstances because Agent has met the applicable standard of conduct required by applicable law, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel, or its shareholders) that Agent has not met such applicable standard of conduct, shall create a presumption that the Agent has or has not met the applicable standard of conduct.

     7. Other Rights and Remedies. The indemnification provided by this Article IX shall not be deemed exclusive of, and shall not affect, any other rights to which an Agent seeking indemnification may be entitled under any law, other provision of these bylaws, the corporation's articles of incorporation, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be an Agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

     8. Insurance. The corporation may purchase and maintain insurance on behalf of any person who is or was an Agent against any liability asserted against such person and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of this
Article IX.

     9. Optional Means of Assuring Payment. Upon request by an Agent certifying that the Agent has reasonable grounds to believe the Agent may be made a party to a proceeding for which the Agent may be entitled to be indemnified under this
Article IX, the corporation may but is not required to create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such sums as may become necessary to effect indemnification as provided herein.

     10. Savings Clause. If this Article IX or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each Agent as to expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement with respect to any action, suit, proceeding, or investigation, whether civil, criminal or administrative, and whether internal or external, including a grand jury proceeding and an action or suit brought by or in the right of the corporation, to the full extent permitted by any applicable portion of this Article IX that shall not have been invalidated, or by any other applicable law.

     11. Definition of Agent. For the purposes of this Article IX, "Agent" means any person who is or was a director, officer, employee or other agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or was a director, officer, employee or agent of a foreign or domestic corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation; "proceeding" means any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative; and "expenses" includes without limitation attorneys' fees and any expenses of establishing a right to indemnification.

     12. Indemnification under Section 204(a)(11) of the California Corporations Code. Subject to the provisions of California Corporations Code Section 204(a)(11) and any other applicable law, notwithstanding any other provisions of these bylaws, the following shall apply to the indemnification of Agents under these bylaws:

     a. The corporation shall indemnify a person pursuant to this Article IX(l) if the corporation would be required to indemnify such person pursuant to Article IX(a) or Article IX (b) if in Article IX(a) and
          Article IX(b) the phrase "in a manner such person reasonably believed to be in the best interests of the corporation" is replaced with the phrase "in a manner such person did not believe to be contrary to the best interests of the corporation". If pursuant to Article IX(c) and
          Article IX(f) the person making the Article IX(a) and/or Article IX(b) conduct standard determination determines that such standard has not been satisfied, such person shall also determine whether this Article IX(l) conduct standard has been satisfied;

     b. There shall be a presumption that the Agent met the applicable standard of conduct required to be met in either Article IX(a) or
          Article IX(b) for indemnification of the Agent, rebuttable by clear and convincing evidence to the contrary;

     c. The corporation shall have the burden of proving that the Agent did not meet the applicable standard of conduct in either Article IX(a) or
          Article IX(b);

     d. In addition to the methods provided for in Article IX(c), a determination that indemnification is proper in the circumstances because that Agent met the applicable standard of conduct may also be made by the arbitrator in any arbitration proceeding in which such matter is or was pending;

Unless otherwise agreed to in writing between an Agent and the corporation in any specific case, indemnification may be made under Article IX(b) for amounts paid and expenses incurred in settling or otherwise disposing of a pending action without court approval.

                           Certificate of Secretary of
                      California Micro Devices Corporation
                            Re: Amendment of By-Laws

     I, the undersigned, do hereby certify that:

     1. I am the duly elected and acting Secretary of California Micro Devices Corporation, a California corporation (the "Company"); and

     2. In a resolution unanimously adopted by the board of directors of the Company at its duly held June 6, 2001, special meeting, the second paragraph of
Article III, Section 3 of the Bylaws of this corporation, the requirement for corporation officers to notice a special Shareholders meeting called other than by the board of directors which is currently stated as "not less than twenty-five nor more than sixty days" was changed to read "not less than thirty-five (35) nor more than sixty (60) days".

     3. In a resolution unanimously adopted by the board of directors of the Company at its duly held June 6, 2001, special meeting, Article III, Section 4 of the Bylaws of this corporation was amended to replace such Section with the attached Section 4 effective for meetings after the 2001 annual shareholders meeting.

Dated Effective:  June 6, 2001                    /s/ STEPHEN M. WURZBURG
                                                  -----------------------
                                                  Stephen M. Wurzburg, Secretary

     4. Notices of Shareholder Meetings; Shareholder Proposals; Nomination of Directors.

          4.1  Notice of Shareholder Meetings - Reports

               (a) Notice of meetings, annual or special, shall be given in writing not less than ten (10) nor more than sixty (60) days before the date of the meeting, to Shareholders entitled to vote thereat by the Secretary or the Assistant Secretary, or if there be no such Officer, or in the case of his neglect or refusal, by any Director or Shareholder.

               (b) Such notices or any reports shall be given personally or by mail or other means of written communication as provided in section 601 of the Code and shall be sent to the Shareholder's address appearing on the books of the corporation, or supplied by him to the corporation for the purpose of notice, and in the absence thereof, as provided in section 601 of the Code.

               (c) Notice of any meeting of Shareholders shall specify the place, the day and the hour of meeting, and (a) in case of a special meeting, the general nature of the business to be transacted and no other business may be transacted, or (b) in the case of an annual meeting, those matters which the Board at date of mailing, intends to present for action by the Shareholders. At any meetings where Directors are to be elected, notice shall include the names of the nominees, if any, intended at date of Notice to be presented by management for election.

               (d) If a Shareholder supplies no address, notice shall be deemed to have been given to him if mailed to the place where the principal executive office of the company, in California, is situated, or published at least once in some newspaper of general circulation in the County of said principal office.

               (e) Notice shall be deemed given at the time it is delivered personally or deposited in the mail or sent by other means of written communication. The Officer giving such notice or report shall prepare and file an affidavit or declaration thereof.

               (f) When a meeting is adjourned for forty-five (45) days or more, notice of the adjourned meeting shall be given as in case of an original meeting. Save, as aforesaid, it shall not be necessary to be given any notice of adjournment or of the business to be transacted at an adjourned meeting other than by announcement at the meeting at which such adjournment is taken.

          4.2  Business Brought Before Annual Shareholder Meetings

               (a) To be properly brought before an annual Shareholder meeting, business must be either (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors; (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors; or (iii) otherwise properly brought before the meeting by a Shareholder of record.

               (b) In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a Shareholder, the Shareholder must have given timely notice thereof in writing to the Secretary of this corporation. To be timely, a Shareholder's notice must be delivered to or mailed and received at the principal executive offices of this corporation, addressed to the attention of the Secretary of this corporation, no less than one hundred twenty (120) calendar days before the one-year anniversary of the date that this corporation's proxy statement was released to Shareholders in connection with the previous year's annual meeting.

               (c) A Shareholder notice to the Secretary shall set forth as to each matter the Shareholder proposes to bring before the meeting (i) a brief description of the business desired to be brought before the meeting; (ii) the name and record address of the Shareholder proposing such business; (iii) the class and number of shares of this corporation which are beneficially owned by the Shareholder; (iv) any material interest of the Shareholder in such business; and (v) any such other information concerning the person(s) making such proposal and the proposal itself as would be required by the appropriate Rules and Regulations of the Securities and Exchange Commission to be included in a proxy statement soliciting proxies for the proposal.

               (d) The chairman of the meeting of the Shareholders may refuse to acknowledge any Shareholder proposal not made in compliance with the procedure set forth in this Section 4.2.

          4.3  Nomination of Directors

               (a) Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors at an annual meeting of the Shareholders. Nominations of persons for election to the Board of Directors at the annual meeting, by or at the direction of the Board of Directors, may be made by the nominating committee of the Board of Directors or any person appointed by the Board of Directors; nominations may also be made by any Shareholder of record of this corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this
                    Section 4.3.

               (b) Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of this corporation. To be timely, a Shareholder's notice shall be delivered to or mailed and received at the principal executive offices of this corporation addressed to the attention of the Secretary of this corporation no less than 120 calendar days before the one-year anniversary of the date that this corporation's proxy statement was released to Shareholders in connection with the previous year's annual meeting.

               (e)  Such Shareholder's notice to the Secretary shall set forth
                    (i) as to each person whom the Shareholder proposes to nominate for election or re-election as a director, (A) the name, age, business address and residence address of the person, (B) the principal occupation or employment of the person over at least the last five years, (C) the class and number of shares of capital stock of this corporation which are beneficially owned by the person, (D) a statement as to the person's citizenship, (E) a description of all arrangements or understandings between the person and the nominating Shareholder pursuant to which such nomination is being made, (F) the consent of such person to serve as a director of this corporation if so elected, and (G) any such other information concerning the person as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and
                    (ii) as to the Shareholder giving the notice, (A) the name and record address of the Shareholder, and (B) the class, series and number of shares of capital stock of this corporation which are beneficially owned by the Shareholder.

               (f) This corporation may require any Shareholder-proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as a director of this corporation.

                           Certificate of Secretary of
                      California Micro Devices Corporation
                            Re: Amendment of By-Laws

     I, the undersigned, do hereby certify that:

     1. I am the duly elected and acting Secretary of California Micro Devices Corporation, a California corporation (the "Company"); and


     2. In a resolution unanimously adopted by the board of directors of the Company at its duly held June 11, 2002, special meeting, Article I, Section 2a of the bylaws was amended to read in full as follows:

          "The exact number of authorized directors of this corporation, within the range authorized elsewhere in these by-laws, shall by as determined by the Board of Directors. Unless and until otherwise determined by the Board of Directors, the exact number shall be seven (7) until the election of the board of directors at the Company's upcoming 2002 annual shareholders meeting, at which time the exact number shall be six (6)."

Dated Effective:  June 11, 2002                   /s/ STEPHEN M. WURZBURG
                                                  -----------------------
                                                  Stephen M. Wurzburg, Secretary

                           Certificate of Secretary of
                      California Micro Devices Corporation
                            Re: Amendment of By-Laws

     I, the undersigned, do hereby certify that:

     1. I am the duly elected and acting Secretary of California Micro Devices Corporation, a California corporation (the "Company"); and


     2. In a resolution unanimously adopted by the board of directors of the Company at its duly held August 7, 2001, special meeting, the first sentence of
Article III, Section 11 of the By-Laws of the Company currently reading as follows

"The President, or in the absence of the President, any Vice President, shall call the meeting of the Shareholders to order and shall act as chairman of the meeting."

was amended to read as follows.

"The Chairman of the Board, President, or in their absence, any Vice President, shall call the meeting of the Shareholders to order and shall act as chairman of the meeting."

Dated Effective:  August 7, 2001                  /s/ STEPHEN M. WURZBURG
                                                  --------------------------
                                                  Stephen M. Wurzburg, Secretary